Exhibit 99.1

Asure Announces Second Quarter 2022 Results

AUSTIN, TX – August 8, 2022 – Asure Software, Inc. (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management (HCM) software solutions, reported results for the second quarter ended June 30, 2022.

“Our second quarter performance showed strong current sales momentum which gives me confidence that our solutions are resonating with clients, said Chairman and CEO, Pat Goepel. “We have continued to invest in our sales force, introduced innovative solutions and have improved the experience of our existing offerings. These efforts produced an 87% increase in new sales bookings in the quarter and shows our strategy is on the right track.”

“I am also pleased that our initiatives around operational efficiency and automation are making it easier for clients to work with Asure while creating new revenue streams for stakeholders. We are very excited about our opportunity to leverage our platform to generate high-margin revenue growth. We have built a strong foundation that we believe will drive future sales success and great customer experiences for both employers and their employees. We remain committed to making Asure the premier provider of HR solutions for small and medium sized businesses.”

Second Quarter 2022 Key Highlights

•Revenue of $20.3 million, up 18% year-over-year
•Non-GAAP EBITDA of $1.3 million, up 23% year-over-year
•Non-GAAP net loss of $0.7 million versus $0.1 million in the prior year’s quarter
•Total bookings were up 87% year-over-year

	Three Months Ended			Six Months Ended
in thousands, except per share data (unaudited)	June 30, 2022	June 30, 2021	Variance	June 30, 2022	June 30, 2021	Variance
REVENUE
GAAP Revenue	$20,300	$17,168	18.2%	$44,633	$36,970	20.7%

GROSS PROFIT
GAAP Gross Profit	$12,261	$9,945	23.3%	$27,725	$22,437	23.6%
GAAP Gross Margin	60.0%	57.9%	n/a	62.0%	60.7%	n/a
Non-GAAP Gross Profit	$13,407	$11,335	18.3%	$30,600	$24,911	22.8%
Non-GAAP Gross Margin	66.0%	66.0%	n/a	68.6%	67.4%	n/a

EARNINGS
GAAP Net income (loss)	$(5,860)	$3,764	NM	$(8,877)	$2,166	NM
GAAP Net income (loss) per share	$(0.29)	$0.20	NM	$(0.44)	$0.11	NM
Non-GAAP Net income (loss)	$(740)	$(71)	NM	$1,453	$2,171	(33.1)%
Non-GAAP Net income (loss) per share	$(0.04)	$0.00	NM	$0.07	$0.10	(30.0)%

EBITDA
EBITDA	$(83)	$8,328	NM	$2,243	$10,922	(79.5)%
EBITDA Margin	(0.4)%	48.5%	n/a	5.0%	29.5%	n/a
Non-GAAP EBITDA	$1,314	$1,064	23.5%	$5,348	$4,486	19.2%
Non-GAAP EBITDA Margin	6.5%	6.2%	n/a	12.0%	12.1%	n/a
•NM indicates Not Meaningful Information
•Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release

Financial Commentary

“Asure’s second quarter showed continuing strong financial momentum with revenues growing 18% relative to prior year and Non-GAAP EBITDA growing by 23%”, said CFO John Pence. “We increased our cash position in the quarter to $14.6 million and we continue to have a solid balance sheet and liquidity profile that we believe will enable us to continue to move our strategic initiatives forward. We reaffirm our guidance for the remainder of 2022.”

Asure Delivered the Following Results for its Second Quarter ended June 30, 2022:

Revenue: Total revenue for the second quarter of 2022 was $20.3 million, an increase of 18% from $17.2 million in the year-ago period. In the current period, recurring revenues represented 94% of total revenues, consistent with prior year.

Gross Profit: Non-GAAP gross profit for the second quarter of 2022 was $13.4 million (66.0% margin), an 18% increase from $11.3 million (66.0% margin) in the year-ago period.

Earnings (Loss) per Share: Non-GAAP earnings per share were ($0.04) compared with $0.00 in the year-ago period.

EBITDA: Second quarter 2022 Non-GAAP EBITDA was $1.3 million (6.5% margin), a 23% increase from $1.1 million (6.2% margin) in the year-ago period.

Recent Business Highlights

•Announced its new Tax Portal to provide a convenient one-stop site that allows Asure’s Payroll clients to access historical and current-year tax data and all related tax information at any time including liabilities, deposit records, and copies of the actual tax returns. Asure’s Tax Portal surpasses the industry standard of simply providing access to current tax processing by offering more detail, an easier way to view historical information, an ability to see the status of registration, notices, activity related to resolutions, and communications with the tax agencies.

•Launched new Integration Marketplace with pre-built integrations to more than 125 vendors that provide complementary HCM services in Payroll & Tax, Time & Attendance, Retirement, and Worker’s Compensation. Asure plans to continually add strategic partners and public APIs for developers to further extend its HCM ecosystem.

•Introduced new treasury management system to bring world-class automation to preparation and reconciliation of business customers’ daily cash position. Asure’s Treasury System provides real-time visibility into the Treasury function with an array of stakeholder dashboards. This new enterprise software creates a single interface that captures money movement from multiple platforms and provides instant visibility for File Transmissions, Returns, and Reconciliations that all sync with General Ledger, Balance Sheet, and Dashboards through APIs.

•New integrations with Automation™ Anywhere and Workato® to maximize the speed, efficiency, and customer experience with automated processes. These leading automation platforms provide Robotic Process Automation (RPA) capabilities that we expect to accelerate Asure’s HCM platform integration, streamline workflows, and further automate the end-to-end processes of Asure’s Payroll, HR, Tax Management, and money-movement services.

Third Quarter 2022 Guidance

We are providing the following guidance for the third quarter of 2022 based on our second quarter results. This outlook reflects our current view regarding the state of the economy.

Guidance Range	Q3-22	Q4-22	2022
Revenue	$21.0M - 21.5M	$23.0M - 23.5M	$88.0M - 90.0M
Non-GAAP EBITDA	$1.25M - 1.75M	$3.0M - 3.5M	$8.5M - 10.0M
Non-GAAP EPS	$(0.05) - (0.02)	$(0.01) - 0.01	$(0.05) - 0.02

Conference Call Details

Asure management will host a conference call Monday, August 8, 2022 at 4:30pm Eastern / 3:30pm Central. Asure Chairman and CEO Pat Goepel and CFO John Pence will participate in the conference call followed by a question-and-answer session. The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website. Analysts may participate on the conference call by dialing (800) 715-9871 (U.S.) or (646) 307-1963 (outside the U.S.). The conference ID is 1384319.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) is a leading provider of HCM software solutions. We help small and mid-sized companies grow by assisting them in building better teams with skills to stay compliant with ever-changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named Asure HCM, includes cloud-based Payroll, Tax Services, and Time & Attendance software as well as HR services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners. Visit us at asuresoftware.com.

Non-GAAP Financial Measures

This press release includes information about Non-GAAP Net Income (Loss), Non-GAAP Net Income (Loss) per share, Non-GAAP tax rates, Non-GAAP gross profit, EBITDA, EBITDA margin, Non-GAAP EBITDA, and Non-GAAP EBITDA margin (collectively the “Non-GAAP financial measures”). These Non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release and are subject to reclassifications as deemed necessary by management.

EBITDA differs from GAAP Net Income (Loss) in that it excludes items such as interest, tax, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Non-GAAP EBITDA differs from EBITDA in that it excludes share-based compensation, and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Non-GAAP Net Income (Loss) per share differs from GAAP Net Income (Loss) per share in that it assumes a 0% Non-GAAP tax rate, uses diluted share counts, and excludes items such as amortization, share-based compensation, and one-time expenses.

Non-GAAP gross profit differs from GAAP gross profit in that it excludes amortization, share-based compensation, and one-time items.

All Non-GAAP measures presented as “margin” are computed by dividing the applicable Non-GAAP financial measure by total revenue.

Management uses both GAAP and Non-GAAP measures when planning, monitoring, and evaluating the Company’s performance.

The primary purpose of using Non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosure with Non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating Non-GAAP measures, the provision of supplemental Non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report Non-GAAP operating results.

Specifically, management is excluding the following items from its Non-GAAP earnings per share, as applicable, for the periods presented in the second quarter 2022 financial statements:

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments. Beginning in first quarter 2018, the Company started using a fixed projected Non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the Company operates. The Company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The Non-GAAP tax rate is currently projected to be approximately zero (0.0) percent.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses. The Company’s Non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, proforma adjustments of the impact of post-sale HCM restructuring, and relocation.

Use of Forward-Looking Statements

This press release contains forward-looking statements about our financial results, which may include expected GAAP and Non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, share-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which the Company has no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in the Company’s financial and operating results; the Company’s rate of growth and anticipated revenue run rate, including impact of the current environment, the spread of major epidemics (including COVID-19) and other related uncertainties such as government-imposed travel restrictions, interruptions to supply chains and extended shut down of businesses, political unrest, including the current issues between Russia and Ukraine, reductions in employment and an increase in business failures, specifically among our clients, the Company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the Company’s services or the Company’s Web hosting; breaches of the Company’s security measures; domestic regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws; the financial and other impact of any previous and future acquisitions; the nature of the Company’s business model, including risks related to government contracts; the Company’s ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the Company’s services; successful customer deployment and utilization of the Company’s existing and future services; changes in the Company’s sales cycle; competition; various financial aspects of the Company’s subscription model; unexpected increases in attrition or decreases in new business; the Company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the Company operates; the Company’s ability to hire, retain and motivate employees and manage the Company’s growth; changes in the Company’s customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the Company’s effective tax rate; regulatory pressures on economic relief enacted as a result of the COVID-19 pandemic that change or cause different interpretations with respect to eligibility for such programs; factors affecting the Company’s term loan; fluctuations in the number of Company shares outstanding and the price of such shares; interest rates; collection of receivables; factors affecting the Company’s deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the Company’s real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards. Further information on these and other factors that could affect the Company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K, and in other filings we make with the SEC from time to time. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at investor.asuresoftware.com. Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

The forward-looking statements, including the financial guidance and 2022 outlook, contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

© 2022 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2022	December 31, 2021

ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$14,594	$13,427
Accounts receivable, net	5,736	5,308
Inventory	289	246
Prepaid expenses and other current assets	10,112	13,475
Total current assets before funds held for clients	30,731	32,456
Funds held for clients	184,661	217,376
Total current assets	215,392	249,832
Property and equipment, net	9,076	8,945
Goodwill	86,011	86,011
Intangible assets, net	73,657	78,573
Operating lease assets, net	5,877	5,748
Other assets, net	4,590	4,136
Total assets	$394,603	$433,245
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$1,947	$1,907
Accounts payable	862	565
Accrued compensation and benefits	3,453	3,568
Operating lease liabilities, current	1,382	1,551
Other accrued liabilities	4,532	2,436
Contingent purchase consideration	2,299	1,905
Deferred revenue	2,038	3,750
Total current liabilities before client fund obligations	16,513	15,682
Client fund obligations	184,428	217,144
Total current liabilities	200,941	232,826
Long-term liabilities:
Deferred revenue	2,369	36
Deferred tax liability	1,669	1,595
Notes payable, net of current portion	33,908	33,120
Operating lease liabilities, noncurrent	5,000	4,746
Contingent purchase consideration	1,074	2,424
Other liabilities	102	258
Total long-term liabilities	44,122	42,179
Total liabilities	245,063	275,005
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	205	204
Treasury stock at cost	(5,017)	(5,017)
Additional paid-in capital	431,647	429,912
Accumulated deficit	(275,637)	(266,760)
Accumulated other comprehensive income	(1,658)	(99)
Total stockholders’ equity	149,540	158,240
Total liabilities and stockholders’ equity	394,603	433,245

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenue:
Recurring	$19,014	$16,072	$42,018	$35,314
Professional services, hardware and other	1,286	1,096	2,615	1,656
Total revenue	20,300	17,168	44,633	36,970
Cost of Sales	8,039	7,223	16,908	14,533
Gross profit	12,261	9,945	27,725	22,437
Operating expenses:
Sales and marketing	4,589	3,622	9,486	7,233
General and administrative	8,696	6,821	16,181	13,319
Research and development	1,472	1,343	3,293	2,467
Amortization of intangible assets	3,352	2,528	6,784	5,056
Total operating expenses	18,109	14,314	35,744	28,075
Loss from operations	(5,848)	(4,369)	(8,019)	(5,638)
Interest expense, net	(1,085)	(223)	(1,901)	(447)
Other income, net	1,147	8,654	1,147	8,654
(Loss) Income from operations before income taxes	(5,786)	4,062	(8,773)	2,569
Income tax expense	74	298	104	403
Net (loss) income	(5,860)	3,764	(8,877)	2,166
Other comprehensive loss:
Unrealized loss on marketable securities	(1,754)	(69)	(1,063)	(208)
Comprehensive (loss) income	$(7,614)	$3,695	$(9,940)	$1,958

Basic and diluted (loss) earnings per share
Basic	$(0.29)	$0.20	$(0.44)	$0.11
Diluted	$(0.29)	$0.20	$(0.44)	$0.11

Weighted average basic and diluted shares
Basic	20,106	19,040	20,067	19,033
Diluted	20,106	19,203	20,067	19,198

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2022	2021
	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(8,877)	$2,166
Adjustments to reconcile (loss) income to net cash provided by (used in) operations:
Depreciation and amortization	9,363	7,905
Amortization of operating lease assets	868	830
Amortization of debt financing costs and discount	345	60
Net amortization of premiums and accretion of discounts on available-for-sale securities	205	31
Provision for doubtful accounts	198	1
Provision for deferred income taxes	75	358
Gain on extinguishment of debt	(180)	(8,654)
Net realized gains on sales of available-for-sale securities	(406)	(269)
Share-based compensation	1,544	1,340
Loss (gain) on disposals of fixed assets	1	(21)
Change in fair value of contingent purchase consideration	(955)	—
Changes in operating assets and liabilities:
Accounts receivable	(627)	(129)
Inventory	(51)	107
Prepaid expenses and other assets	3,890	(190)
Operating lease right-of-use assets	(997)	(277)
Accounts payable	280	(16)
Accrued expenses and other long-term obligations	2,099	(1,440)
Operating lease liabilities	85	(591)
Deferred revenue	621	(3,109)
Net cash provided by (used in) operating activities	7,481	(1,898)
Cash flows from investing activities:
Acquisition of intangible asset	(2,039)	—
Purchases of property and equipment	(306)	(86)
Software capitalization costs	(1,805)	(2,311)
Purchases of available-for-sale securities	(19,870)	(236)
Proceeds from sales and maturities of available-for-sale securities	2,450	7,813
Net cash (used in) provided by investing activities	(21,570)	5,180
Cash flows from financing activities:
Payments of notes payable	—	(3,090)
Payments of contingent purchase consideration	—	(1,784)
Net proceeds from issuance of common stock	192	468
Net change in client fund obligations	(32,716)	(113,251)
Net cash used in financing activities	(32,524)	(117,657)
Net decrease in cash and cash equivalents	(46,613)	(114,375)
Cash and cash equivalents at beginning of period	198,743	324,985
Cash and cash equivalents at end of period	$152,130	$210,610

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Six Months Ended June 30,
	2022	2021
	(unaudited)
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$14,594	$20,292
Restricted cash and restricted cash equivalents included in funds held for clients	137,536	190,318
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$152,130	$210,610

Supplemental information:
Cash paid for interest	$1,435	$449
Cash paid for income taxes	$175	$378

Non-cash investing and financing activities:
Notes payable issued for acquisitions	$411	$—

ASURE SOFTWARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(in thousands, except per share amounts)

	Q2-22	Q1-22	Q4-21	Q3-21	Q2-21	Q1-21

Total Revenue	$20,300	$24,333	$21,113	$17,981	$17,168	$19,802

GAAP to Non-GAAP Gross Profit
GAAP Gross Profit	$12,261	$15,464	$13,259	$10,868	$9,945	$12,492
GAAP Gross Margin	60.4%	63.6%	62.8%	60.4%	57.9%	63.1%

Share-based Compensation	35	36	46	45	38	23
Depreciation	815	857	685	710	973	762
Amortization - intangibles	296	296	354	379	379	379
Non-GAAP Gross Profit	$13,407	$16,653	$14,344	$12,002	$11,335	$13,656
Non-GAAP Gross Margin	66.0%	68.4%	67.9%	66.7%	66.0%	69.0%

GAAP Net income (loss) to Non-GAAP EBITDA
GAAP Net income (loss)	$(5,860)	$(3,017)	$(4,301)	$5,328	$3,764	$(1,598)
Interest expense, net	1,085	816	1,061	530	223	224
Taxes based on a 0% tax rate	74	30	139	260	298	105
Depreciation	969	1,027	846	872	1,136	956
Amortization - intangibles	3,649	3,729	3,711	2,912	2,907	2,907
EBITDA	$(83)	$2,585	$1,456	$9,902	$8,328	$2,594
EBITDA Margin	(0.4)%	10.6%	6.9%	55.1%	48.5%	13.1%

Share-based Compensation	816	729	821	784	760	626
One Time Expenses	1,728	722	128	733	630	202
Other income, net	(1,147)	—	—	(10,191)	(8,654)	—
Non-GAAP EBITDA	$1,314	$4,036	$2,405	$1,228	$1,064	$3,422
Non-GAAP EBITDA Margin	6.5%	16.6%	11.4%	6.8%	6.2%	17.3%

GAAP Net (loss) income to Non-GAAP Net (loss) income
GAAP Net (loss) income	$(5,860)	$(3,017)	$(4,301)	$5,328	$3,764	$(1,598)
Share Count	20,105	20,041	19,974	19,182	19,040	19,007
GAAP EPS	$(0.29)	$(0.15)	$(0.22)	$0.28	$0.20	$(0.08)

Share-based Compensation	816	729	821	784	760	626
Amortization - intangibles	3,649	3,729	3,711	2,912	2,907	2,907
One Time Expenses	1,728	722	128	733	854	202
Other income, net	(1,147)	—	—	(10,191)	(8,654)	—
Taxes based on a 0% tax rate	74	30	139	260	298	105
Non-GAAP Net (loss) income	$(740)	$2,193	$498	$(174)	$(71)	$2,242
Share Count	20,105	20,201	20,133	19,182	19,203	19,200
Non-GAAP EPS	$(0.04)	$0.11	$0.02	$(0.01)	$0.00	$0.12

Investor Relations Contact
Randal Rudniski
Vice President, Financial Planning & Analysis
512-859-3562
randal.rudniski@asuresoftware.com